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                                                                    EXHIBIT 10.6

                                    AGREEMENT

         This Agreement (the "Agreement") is entered into as of the_________day of September, 2001, by and between Floridino's International Holdings, Inc., a Florida corporation (herein "Company") and Chan Capital Ltd. (herein "CCL"). The Company and CCL are sometimes collectively referred to herein as the "parties".

         WHEREAS, the Company wishes to enter into and agreement with CCL whereby CCL will provide financing to the Company in connection with certain acquisitions; and

         WHEREAS, the parties desire to document the terms and conditions of such financing and the fees payable to CLL therefor.

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties agree as follows:

                  1. DRAW DOWN FACILITY. CCL agrees to provide the Company $3,500,000(USD) in the form of a draw down facility ("Draw Down Facility") upon the following terms:

                  (a) the sole purpose of the funds in the Draw Down Facility shall be to provide the Company with available funds to finance acquisitions;

                  (b) each acquisition must be approved by CLL prior to the closing date thereof;

                  (c) no funds from the Draw Down Facility are to be used for working capital purposes;

                  (d) CLL shall have the right to review the Company's financial statements within thirty (30) days of written notice requesting such review;

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                  (e)      interest on each draw down of funds will be at 10%
                  per annum payable quarterly from the date of each draw down closing; and

                  (f) payment of the principal amount of each draw down is due on the second anniversary of each draw down closing.

                  2. CONSIDERATION FOR DRAW DOWN FACILITY. In consideration for the Draw Down Facility, the Company will issue to CLL one or more warrants of like tenor to purchase an aggregate of 2,500,000 shares of the Company's restricted common stock (the "Draw Down Warrants") issued to CLL and /or its designees at an exercise price of $1.00(USD) per share and exercisable for two (2) years from the date of issuance.

                  3. AUTHORITY. All corporate action on the part of the Company and its Board of Directors necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the Company hereunder have been obtained. This Agreement constitutes a valid and legally binding obligation of the parties enforceable against the other in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights).

                  4. GOVERNING LAW. This Agreement will be governed and construed in accordance with laws of the State of Florida.

                  5. ARBITRATION. Any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in accordance with the Rules for Commercial Arbitration of the American Arbitration Association before a single arbitrator. The decision or award of the

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arbitrator shall be final and binding upon the parties. Any award may be entered as a judgement or order in any court of competent jurisdiction.

                  6. MODIFICATION. This Agreement may be modified or amended only by an instrument in writing signed by all the parties.

                  7. WAIVER. No party waives any rights or obligations of another party or any provisions of this Agreement except by an instrument in writing signed by that party.

                  8. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter of the Agreement and its supersedes all prior understandings and agreements, whether written or oral, and all prior dealings of the parties with respect to the subject matter hereof.

         WHEREFORE, the parties have freely executed this Agreement on the date set forth above.

Floridino's International Holdings, Inc.        Chan Capital Ltd.

By:__________________________________           By:_____________________________
   Nick Pirgousis, Chairman                         Adrian Corr, Director

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                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is made on September____________, 2001 by and between Floridino's International Holdings, Inc. ("Borrower"), Chan Capital Ltd. ("Lender", with Borrower and Lender collectively referred to as the "Principals") and Michelle Kramish Kain, P.A., whose address is 70 Southeast Third Avenue, Suite 100, Ft. Lauderdale, Florida 33316 ("Escrow Agent").

         WHEREAS, the Principals desire that the Escrow Agent hold One Million Five Hundred Thousand and NO/100 ($1,500,000.00) Dollars (the "Escrow Property") in a special escrow account established for the benefit of the Borrower pursuant to and in accordance with the terms and conditions of that certain agreement (the "Agreement") by and between the Borrower and the Lender dated September_____,2001.

         WHEREAS, Escrow Agent has agreed to act as escrow agent pursuant to the Agreement and this Escrow Agreement for the purpose of retaining physical possession of the Escrow Property on the terms and conditions set forth in the Agreement and this Escrow Agreement.

         NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and other good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         I.       Escrow

                  A. Escrow Agent agrees to hold all of the Escrow Property in escrow subject to the terms and conditions contained in the Agreement and this Escrow Agreement. The provisions of this Escrow Agreement shall control in the event of any conflict between the provisions hereof and the provisions of the Agreement.

                  B. Unless otherwise provided for in this Escrow Agreement or any addendum hereto, Escrow Agent shall disburse the Escrow Property with interest or other accumulation in value.

                  C. Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until Escrow Agent has actually received written notice of such matter or thing and Escrow Agent shall not be charged with any constructive notice whatsoever.

                  D. In the event instructions from any of the Principals would require Escrow Agent to expend any monies or to incur any cost, Escrow Agent shall be entitled to refrain from taking any such action until it receives payment for such costs, upon notice from Escrow Agent requesting such payment given to the Principal delivering such instructions.

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                  E.       Each of the Principals acknowledge and agree that
nothing in this Escrow Agreement shall prohibit Escrow Agent from (1) serving a similar capacity on behalf of others or (2) acting in the capacity of attorney for one or more of the Principals in connection with any matter.

         II.      Release of Escrow Property

                  A. Escrow Agent agrees to release the Escrow Property in accordance with the terms and conditions set forth in the Agreement and this Escrow Agreement.

                  B. In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any of the Principals or from third persons with respect to the Escrow Property or any other sums or things which may be held hereunder, which, in its sole and absolute opinion, are in conflict with any provision of this Escrow Agreement or the Agreement, Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by all of the Principals and said third persons, if any, or by a final order or judgment of a court of competent jurisdiction.

         III.     Liability of Escrow Agent

                  A. It is agreed that the duties of Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the Escrow Property and for the disposition of same in accordance with the Agreement and this Escrow Agreement.

                  B. The Escrow Agent shall be fully protected in acting on and relying upon any written advice, certificate, notice, direction, instruction, request or other paper or document which the Escrow Agent in good faith believes to be genuine or to have been signed or presented by the proper party or parties, and may assume that any person purporting to give such advice, certificate, notice, direction, instruction or request or other paper or document has been duly authorized to do so.

                  C. The Escrow Agent hereby accepts its appointment and agrees to act as Escrow Agent under the terms and conditions of this Escrow Agreement.

         IV.      Disputes

                  A. In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrow Property, Escrow Agent shall, at its option, either (1) tender the Escrow Property to the registry of the appropriate court, or (2) continue to hold the Escrow Property until final disposition of the case, and then disburse the Escrow Property in accordance with the court's ultimate disposition of the case.

                  B. In the event Escrow Agent tenders the Escrow Property to the registry of the appropriate court or files an action in interpleader naming the Principals and any affected third

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parties of whom Escrow Agent has received actual notice, Escrow Agent shall be relieved from any and all further obligation and liability hereunder or in connection herewith.

         V.       Term of Agreement

                  A. This Escrow Agreement shall remain in effect unless and until it is canceled in any of the following manners:

                           1.       Upon written notice given by each of the
Principals of cancellation of designation of Escrow Agent to act and serve in said capacity, in which event cancellation shall take effect no later than twenty (20) days after notice to Escrow Agent of such cancellation;

                           2.       Escrow Agent may resign as escrow agent at
any time upon giving notice to each of the Principals of its desire to so resign; provided, however, that resignation of Escrow Agent shall take effect no earlier than ten (10) days after the giving of notice of resignation; or

                           3.       Upon compliance with all provisions as set
forth in this Escrow Agreement and in the Agreement and the distribution of all of the Escrow Property in accordance with the terms of this Escrow Agreement and the Agreement;

                  B. In the event the Principals fail to agree on a successor escrow agent within the period described hereinabove, Escrow Agent shall have the right to deposit all of the Escrow Property into the registry of an appropriate court and request judicial determination of the rights between the Principals by interpleader or other appropriate action.

                  C. Upon termination of the duties of Escrow Agent in accordance with subparagraphs 1,2 or 3 of Paragraph A of this Article V, Escrow Agent shall deliver all of the Escrow Property to the newly appointed escrow agent designated by all of the Principals.

                  D. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Escrow Agreement unless in writing and signed by each of the Principals and the Escrow Agent. In no event shall any modification of this Escrow Agreement, which shall affect the rights or duties of Escrow Agent, be binding on Escrow Agent unless it shall have given its prior written consent.

         VI.      Notices

                  Any and all notices required to be given hereunder or other communications to or from the parties hereto shall be in writing and be sent by hand delivery or telecopy, by internationally recognized overnight delivery service or by certified mail, postage prepaid, return receipt requested to the parties as follows:

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         If to Borrower:                Floridino's International Holdings, Inc.
                                        3560 Cypress Gardens Road
                                        Winter Haven, FL 33884
                                        Attn: Nick Pirgousis, Chairman

         If to Lender:                  Chan Capital Ltd.
                                        ________________________________________
                                        ________________________________________
                                        ________________________________________

         If to Escrow Agent:            Michelle Kramish Kain
                                        Michelle Kramish Kain, P.A.
                                        750 Southeast Third Avenue, Suite 100
                                        Ft. Lauderdale, FL 33316

or such other address as the parties may direct by notice given in accordance herewith. All notices shall be deemed given on the date received or the date stamped on the return receipt or delivery receipt as the date when delivery was refused.

         VII.     Choice of Law and Venue

                  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to principles or conflict of law. In the event any action, suit or proceeding is instituted as a result of any matter or thing affecting this Escrow Agreement, the parties hereto expressly submit themselves to, and agree that all actions arising out of this Escrow Agreement shall occur, solely in the venue and jurisdiction of the state and Federal courts encompassing Broward County, Florida.

         VIII.    Binding Agreement

                  This Escrow Agreement shall be binding upon the Principals and Escrow Agent and their respective successors and assigns. Further, each of the parties hereto declare that they or their counsel participated in the drafting of this Escrow Agreement and that, accordingly, this Escrow Agreement shall not be construed more strongly against any party hereto because it drafted this Escrow Agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Floridino's International Holdings, Inc.          Chan Capital Ltd.

By:_____________________________________          By:___________________________

Escrow Agent

By: /s/ Michelle Kramish Kain, P.A.
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